Exhibit 10.1

EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS EIGHTH AMENDMENT (the “Eighth Amendment”) to Employment Agreement, is entered into as of March 7, 2023 by and between John a/k/a Jack McGrath, an individual (“Executive”) and JAKKS Pacific, Inc., a Delaware corporation (“JAKKS” or the “Company”) amends the Amended Employment Agreement (as defined below) between Executive and the Company, and is entered into pursuant to Section 20 of the Amended Employment Agreement.

W I T N E S S E T H:

WHEREAS, Executive and the Company entered into an Employment Agreement on March 4, 2010 which was effective January 1, 2010 (the “2010 Employment Agreement”), which was amended by a First Amendment to Employment Agreement dated August 23, 2011, a Second Amendment to Employment Agreement dated May 15, 2013, a Third Amendment Extending Term of Employment Agreement dated June 11, 2015, a Fourth Amendment to Employment Agreement dated September 29, 2016, a Fifth Amendment dated February 28, 2018, and an Acknowledgment and Waiver Agreement dated as of August 9, 2019, a Sixth Amendment dated as of December 31, 2019, and a Seventh Amendment dated as of June 18, 2021 (the 2010 Employment Agreement, as heretofore amended is referred to as the “Amended Employment Agreement”); and

WHEREAS, the Company and Executive desire to further amend the terms of the Amended Employment Agreement subject to the terms and conditions set forth in this Amendment (the Amended Employment Agreement, as further amended by this Seventh Amendment, is referred to as the “Amended Employment Agreement”.)

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Amended Employment Agreement.

2.	The Parties hereby agree that effective upon the execution of this Amendment, the Amended Employment Agreement shall be deemed amended as follows:

(a)	Effective January 1, 2024, Section 1 of the Amended Employment Agreement is amended and replaced in its entirety by the following:

“Effective January 1, 2024 Executive will be assigned to the Company’s subsidiary JAKKS Pacific (UK) Ltd. During such assignment Executive's title will be President of European Operations and Executive will be responsible for supervising the Company’s day-to-day European operations, including administrative services related to such position and as needed management of other personnel engaged in the Company’s European operations, and to perform such duties in connection therewith on behalf of JAKKS Pacific (UK) Ltd. and the Company as JAKKS Pacific (UK) Ltd.’s Director and the Company’s Board of Directors and Executive Officers may from time to time direct that are reasonably related to Executive’s responsibilities, but Executive will not, however, perform duties regarding the Company’s operations in the United States. During Executive’s assignment to JAKKS Pacific (UK) Ltd., Executive will continue to be employed by the Company, and, in addition to the Amended Employment Agreement such assignment will be subject to the terms of an Assignment Agreement in the form annexed to this Eighth Amendment (“Assignment Agreement”.)”

(b)	Section 2 of the Amended Employment Agreement is amended and replaced in its entirety by the following:

“2. Term. The Employment of Executive hereunder shall commence on the Effective Date and continue until December 31, 2025, subject to earlier termination on the terms and conditions provided elsewhere in this Agreement (the “Term”.) As used herein, “Termination Date” means the last day of the Term.”

(c)	Effective January 1, 2024, Paragraph 3(a) of the Amended Employment Agreement is amended and replaced in its entirety to provide as follows:

“(a) Base Salary. As compensation for Executive's services hereunder, effective January 1, 2024, Company shall pay to Executive a base salary at the rate of US$500,000.00 per annum (the "Base Salary") in substantially equal installments no less often than monthly, in accordance with Company's normal payroll practices, and subject to any required tax withholding. During the Executive’s assignment to JAKKS Pacific (UK) Ltd. the Executive’s base salary will be paid by JAKKS Pacific (UK) Ltd. in British Pounds Sterling at such rate of exchange of US Dollars for Pounds Sterling prevailing at the time of the calculation as the Company shall reasonably select. References to US Dollars or US$ refer to lawful currency of the United States of America and references to Pounds Sterling or £ refer to lawful currency of the United Kingdom.”

(d)	Section 3 of the Amended Employment Agreement is amended to add the following new Section 3(g) as follows:

“(g))         The Additional 2023 Performance Bonus to which the Executive may be entitled under Section 3(f) of the Amended Employment Agreement shall be paid not later than April 30, 2024 in accordance with Section 3(f) of the Amended Employment Agreement. Granted Restricted Stock Units issued pursuant to Section 3(f) of the Amended Employment Agreement will continue to vest as provided in the grant of the Restricted Stock Units during the Term, as amended. Any transactions by Executive involving securities of the Company will continue to be governed by the same laws and regulations and limitations applicable to a named executive officer of the Company, and such other policies contained in the Company’s employee handbook in effect from time to time applicable to executive officers and other employees of the Company. Any bonus and other compensation or employee benefit plan to or for Executive as of January 1, 2024 will be governed by Paragraphs 3(b) and 3(c) of the Amended Employment Agreement.”

(e)	Section 4 of the Amended Employment Agreement is amended to add the following new Section 4(c) as follows:

“(c) In connection with Executive’s assignment to JAKKS Pacific (UK) Ltd., Executive will receive a Relocation Expense allowance of US$50,000.00 to reimburse Executive to reimburse him for his actual out-of-pocket expenses of relocating Executive and his spouse and their possessions to the United Kingdom, including but not limited to airfare from the United States to the United Kingdom, hotel and meals prior to locating a residence in London or its vicinity, fees of estate agents.

(f)	Section 5 of the Amended Employment Agreement is amended to add the following new Section 5(a) as follows:

“During Executive’s assignment to JAKKS Pacific (UK) Ltd., Executive will perform his duties in its offices in its principal office in the UK , currently located in Bracknell, Berkshire, England, except for travel and temporary accommodation required to perform Employee’s responsibilities hereunder.

(g)	Section of 7 of the Amended Employment Agreement is amended to add the following new Section 7(a) as follows:

“During Executive’s assignment to JAKKS Pacific (UK) Ltd., Executive’s vacation will be as provided in the Assignment Agreement.’

3.	Miscellaneous.

3.1

Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Amended Employment Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect. Each reference to the Employment Agreement or Amended Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

3.2

This Amendment and the documents referenced herein, constitute the entire agreement among the Parties with respect to this amendment of the Amended Employment Agreement and supersede all prior agreements, negotiations, drafts, and understandings among the Parties with respect to such subject matter. This Amendment can only be changed or modified pursuant to a written instrument referring explicitly hereto, and duly executed by each of the Parties.

3.3	This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of California, without reference to its conflicts of laws provisions.

3.4

Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Amendment. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Amendment.

3.5

This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

4.	The Amended Employment Agreement, as expressly amended by this Seventh Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above, intending to be legally bound hereby.

[Signature page follows]

JAKKS PACIFIC, INC.

By:

Name: Stephen Berman

Title: President & CEO

John a/k/a Jack McGrath

[Signature Page to Eighth Amendment to Employment Agreement (McGrath)]